SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.  )

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[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material pursuant to Section 240.14a-11 (e) or
     Section 240.14a-12


                          FRANKLIN ELECTRIC CO., INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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




                              FRANKLIN ELECTRIC

                           400 East Spring Street
                           Bluffton, Indiana 46714

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  To Be Held
                     April 17, 1998 at 10:00 A.M., E.S.T.


To the Holders of Shares of Common Stock of
Franklin Electric Co., Inc.

     THE ANNUAL MEETING OF SHAREHOLDERS OF FRANKLIN ELECTRIC CO., INC. (THE "COMPANY"), AN INDIANA CORPORATION, WILL BE HELD AT THE PRINCIPAL OFFICE OF THE COMPANY, 400 EAST SPRING STREET, BLUFFTON, INDIANA, ON FRIDAY, APRIL 17, 1998, AT 10:00 A.M., E.S.T., FOR THE FOLLOWING PURPOSES:

1. To elect two directors for terms expiring at the 2001 Annual Meeting of Shareholders;

2. To approve an amendment to the Franklin Electric Co., Inc. Amended 1988 Executive Stock Purchase Plan;

3. To approve an amendment to the Restated Certificate of Incorporation to increase the number of shares of authorized common stock;

4. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the 1998 fiscal year; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on February 27, 1998 will be entitled to notice of and to vote at the Annual Meeting.

     You are urged to sign and return the enclosed proxy in the envelope provided, whether or not you plan to attend the Annual Meeting. If you do attend, you may nevertheless vote in person which will revoke any previously executed proxy.

By order of the Board of Directors.


                                         /s/ DEAN W. PFISTER

                                       Dean W. Pfister, Secretary

Bluffton, Indiana
March 6, 1998

                          FRANKLIN ELECTRIC CO., INC.
                            400 EAST SPRING STREET
                            BLUFFTON, INDIANA 46714
                        ------------------------------

                               PROXY STATEMENT

                        ------------------------------

                        ANNUAL MEETING OF SHAREHOLDERS

                               APRIL 17, 1998

                             GENERAL INFORMATION

     This Proxy Statement and the enclosed proxy are furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Franklin Electric Co., Inc. (the "Company"), 400 East Spring Street,
Bluffton, Indiana, for use at the Annual Meeting of Shareholders to be held on April 17, 1998 or any adjournment or postponement thereof. This Proxy Statement, together with the Company's Annual Report to shareholders, including financial statements contained therein, is being mailed to shareholders on or about March 6, 1998. Neither the Annual Report nor the financial statements contained therein are to be considered part of this soliciting material.

     Shareholders are asked to sign and return the enclosed proxy, whether or not they plan to attend the Annual Meeting. If the enclosed proxy is properly signed and returned, the shares represented thereby will be voted in the manner specified in the proxy. If a shareholder does not specify the manner in which the proxy shall be voted, the shares represented thereby will be voted FOR the election of the nominees for director as set forth in this Proxy Statement, FOR the approval of the amendment to the Franklin Electric Co., Inc. Amended 1988 Executive Stock Purchase Plan, FOR the approval of the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock, FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the 1998 fiscal year, and in accordance with the recommendations of management with respect to other matters that may properly come before the Annual Meeting. A shareholder who has executed a proxy has the power to revoke it at any time before it is voted by (i) delivering written notice of such revocation to Mr. Dean W. Pfister, Secretary, 400 East Spring Street, Bluffton, Indiana 46714, (ii) by executing and delivering a subsequently dated proxy, or (iii) by attending the Annual Meeting and voting in person.

     The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Officers and employees of the Company, without additional compensation, may solicit proxies personally, by telephone or by telegram. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred by them in connection therewith.

             SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

     The Board of Directors of the Company fixed the close of business on February 27, 1998 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 10,000,000 shares of common stock, $.10 par value (the "Common Stock"), authorized, of which 5,870,960 shares were outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the shareholders of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting and will be counted as present for purposes of determining whether a quorum is present. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted as votes cast on any matter submitted to shareholders. As a result, abstentions and broker non-votes will not have any effect on the voting results with respect to any of the matters scheduled to be submitted to shareholders at the Annual Meeting.


                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the persons known by the Company to be the beneficial owners of more than 5 percent of the Company's Common Stock as of January 31, 1998. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

NAME AND ADDRESS OF                 AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP           OF CLASS

Fort Wayne National Bank                590,829 (1)                 10.07
110 W. Berry Street
Fort Wayne, IN 46801

Northern Trust Corporation              498,515 (2)                  8.50
50 S. LaSalle Street
Chicago, IL  60675

Marvin C. Schwartz                      481,995 (3)(4)               8.22
c/o Neuberger & Berman
605 Third Avenue
New York, NY 10158

NAME AND ADDRESS OF                 AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP           OF CLASS

Patricia Schaefer                       480,021 (3)(5)               8.17
5400 Deer Run Court
Muncie, IN 47304


Diane D. Humphrey                       462,021 (3)                  7.88
2279 East 250 North Road
Bluffton, IN  46714

William H. Lawson                       361,217 (6)                  5.86
400 East Spring Street
Bluffton, IN  46714

Ruane, Cunniff & Co., Inc.              315,093 (7)                  5.37
1370 Avenue of the Americas
New York, NY  10019

(1) Fort Wayne National Bank holds these shares as Trustee under the Company's Employee Stock Ownership Plan (the "ESOP") and Directed Investment Salary Plan (the "401(k) Plan"). The 186,815 shares held in the ESOP will be voted pursuant to the direction of the participants to the extent these shares are allocated to participants' accounts. Unallocated shares and shares for which no direction is received from participants will be voted by the Trustee in accordance with the direction of the Employee Benefits Committee of the Company. The Employee Benefits Committee is appointed by the Company's Board of Directors to oversee the Company's employee benefit plans. In the absence of any direction from the Employee Benefits Committee, such shares will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary obligations. The 404,014 shares held by the 401(k) Plan will be voted in accordance with the direction of the Employee Benefits Committee and, in the absence of any such direction, in the discretion of the Trustee. The Trustee does not have investment power over any of the shares held by the ESOP or the 401(k) Plan.
(2) Northern Trust Corporation holds these shares as Trustee under the Company's defined benefit pension plans. These shares will be voted pursuant to the direction of the Employee Benefits Committee of the Company. Northern Trust Corp. does not have investment power over any of these shares.
(3) Pursuant to the Company's Board-authorized stock repurchase program, on January 29, 1997 the Company made the following purchases of the Company's Common Stock in privately negotiated transactions at a price of $48 per share: (i) 175,000 shares from Patricia Schaefer (a director of the Company and a greater than 5% beneficial owner of the Company's Common Stock) for a total consideration of $8,400,000; (ii) 175,000 shares from Diane D. Humphrey (a greater than 5% beneficial owner of the Company's Common Stock) for a total consideration of $8,400,000; and
      (iii) 150,000 shares from Neuberger & Berman on behalf of various clients, including Marvin C. Schwartz (a greater than 5% beneficial owner of the Company's Common Stock) for a total consideration of $7,200,000.
(4) According to a Schedule 13D filed with the SEC on January 13, 1994, Marvin C. Schwartz beneficially owned 507,160 shares of the Company's Common Stock, of which he had sole investment and sole voting power with respect to 422,570 shares, shared investment power with respect to 84,590 shares and no shared voting power. Subsequent to this Schedule 13D filing, Mr. Schwartz made further purchases and sales of the Company's Common Stock (including the sale to the Company as described in footnote 3). As a result, Mr. Schwartz beneficially owns 481,995 shares of the Company's Common Stock of which he has sole investment and sole voting power with respect to 392,668 shares, shared investment power with respect to 89,327 shares and no shared voting power.
(5) Includes 9,000 shares issuable pursuant to stock options exercisable within 60 days after January 31, 1998.
(6) Includes 293,576 shares issuable pursuant to stock options exercisable within 60 days after January 31, 1998. Mr. Lawson has no investment power with respect to 1,535 of these shares and no voting power with respect to 198 of these shares.
(7) According to a Schedule 13G filed with the SEC on February 13, 1998, Ruane, Cunniff & Co., Inc. has sole investment power with respect to 315,093 shares, sole voting power with respect to 80,025 shares and no shared voting or investment power.

     The following table shows the number of shares of Common Stock beneficially owned by directors, nominees, each of the executive officers named in the "Summary Compensation Table" below, and all executive officers and directors as a group, as of January 31, 1998. The nature of beneficial ownership is sole voting and investment power, unless otherwise noted.

NAME OF                           AMOUNT AND NATURE OF            PERCENT
BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP           OF CLASS

Patricia Schaefer                   480,021(1)                     8.17

William H. Lawson                   361,217(1)(2)(3)               5.86

John B. Lindsay                     224,560(1)(2)(3)               3.80

William J. Foreman                   41,450(1)(2)(3)                *

Donald J. Schneider                  38,238(1)                      *

Kirk M. Nevins                       29,173(1)(2)(3)                *

Donald R. Hobbs                      27,494(1)(2)(3)                *

Jess B. Ford                         21,239(1)(2)(3)                *

Robert H. Little                     13,042(1)                      *

Gerard E. Veneman                    11,548(1)                      *

Juris Vikmanis                       10,000(1)                      *

Howard B. Witt                        4,200(1)                      *

All directors and                 1,262,182(1)(2)(3)              19.98
executive officers as
a group (12 persons)

* Less than 1 percent of class

(1) Includes shares issuable pursuant to stock options exercisable within 60 days after January 31, 1998 as follows: Ms. Schaefer, 9,000 shares; Mr. Lawson, 293,576 shares; Mr. Lindsay, 40,000 shares; Mr. Foreman, 26,000 shares; Mr. Schneider, 8,000 shares; Mr. Nevins, 10,000 shares; Mr. Hobbs, 20,000 shares; Mr. Ford, 21,000 shares; Mr. Little, 9,000 shares; Mr. Veneman, 6,000 shares; Mr. Vikmanis, 5,000 shares; Mr. Witt, 4,000 shares; and all directors and executive officers as a group, 451,576 shares.
(2) Includes shares held by the ESOP Trustee as to which the individuals do not have investment power as follows: Mr. Lawson, 1,535; Mr. Lindsay, 1,284; Mr. Foreman, 1,064; Mr. Nevins, 1,034; Mr. Hobbs, 911; Mr. Ford, 120; and all directors and executive officers as a group, 5,948.
(3) Includes shares held by the 401(k) Plan Trustee as to which the individuals do not have voting power as follows: Mr. Lawson, 198; Mr. Lindsay, 2,970; Mr. Foreman, 3,886; Mr. Nevins, 7,939; Mr. Hobbs, 2,143; Mr. Ford, 119; and all directors and executive officers as a group, 17,255.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and greater than 10 percent shareholders of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company and to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of these reports furnished to the Company and representations that no other reports were required to be filed, the Company believes that during the past fiscal year its directors, officers and greater than 10 percent shareholders complied with all applicable Section 16(a) filing requirements applicable to them during 1997. As previously reported in the 1996 Proxy Statement, Mr. Donald
J. Schneider received a stock option grant from the Company in April, 1995. Mr. Schneider inadvertently failed to file a Form 5 to report this transaction. This omission was corrected in February, 1998.


                            ELECTION OF DIRECTORS

     The Company's Board of Directors consists of eight directors divided into three classes of two or three directors each. Each year, the directors of one of the three classes are to be elected to serve terms of three years and until their successors have been elected and qualified. Two directors are to be elected at the Annual Meeting this year. The election of a director requires the affirmative vote of a majority of the shares voted.

     William H. Lawson and Donald J. Schneider have been nominated to serve as directors of the Company. Mr. Lawson and Mr. Schneider are currently directors of the Company. Both nominees have indicated their willingness to serve as a director if elected. If, however, either nominee is unwilling or unable to serve as a director, it is the intention of management to nominate such other person as a director as it may in its discretion determine, in which event the shares represented by the proxies will be voted for such other person.

                INFORMATION CONCERNING NOMINEES AND DIRECTORS

     The ages, principal occupations during the past five years and certain other affiliations of the director nominees and the continuing directors, and the years in which they first became directors of the Company, are as follows:

NOMINEES FOR TERMS EXPIRING IN 2001
                                                                  DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION               SINCE

William H. Lawson,          61  Chairman of the Board and           1985
  Chairman of the Board         Chief Executive Officer of the
  and Chief Executive           Company.  Director of Skyline
  Officer                       Corporation and Sentry
                                Insurance, a Mutual Company.

Donald J. Schneider,        62  President of Schneider National     1988
  Director of the Company       Inc., an asset based logistics
                                company.  Director of Green Bay
                                Packers and St. Norbert College.

CONTINUING DIRECTORS
--------------------

DIRECTORS WHOSE TERMS EXPIRE IN 1999
                                                                  DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION               SINCE

John B. Lindsay,            55  President of the Company            1996
  President and                 since October 1995.  Executive
  Director of the Company       Vice President of the Company
                                from 1993 to 1995.  Director,
                                Old First National Bank.

Juris Vikmanis,             60  Retired in 1993; Formerly Vice      1988
  Director of the Company       President, Aerospace Operations,
                                Amphenol Corporation from 1992
                                to 1993, an aerospace company;
                                formerly Corporate Senior Vice
                                President, Square D Company until
                                the sale of that company in 1991;
                                prior thereto, Executive Vice
                                President, Square D Company from
                                1989 to 1990.

Howard B. Witt,             57  Chairman of the Board since 1993,   1994
  Director of the Company       President and Chief Executive
                                Officer since 1990, Littelfuse,
                                Inc.; a manufacturer of
                                electronic, electrical and
                                automotive fuses.
                                Director, Artisan Funds, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2000
                                                                 DIRECTOR
NAME AND POSITION          AGE  PRINCIPAL OCCUPATION              SINCE

Robert H. Little,           62  Retired in 1997; Formerly          1987
  Director of the Company       President, Waddle Manufacturing
                                Inc., a producer of precision
                                fabrications for the
                                electronics and medical
                                device industries.

Patricia Schaefer,          67  Retired; Director, Muncie Public   1982
  Director of the Company       Library; Muncie, Indiana.


Gerard E. Veneman,          77  Retired; President, Nekoosa        1969
  Director of the Company       Papers Inc. and Executive Vice
                                President, Great Northern
                                Nekoosa Corp. from  1970 to
                                1985, producers of paper and
                                paper products.  Director,
                                Sentry Insurance a Mutual
                                Company, and WCN Bank Corp.



               INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     Directors who are not employees of the Company are paid an annual director's fee of $20,000 plus a fee of $750 for each regular Board or Board committee meeting attended. Each committee chairman receives an additional annual fee of $1,500. Directors who are employees of the Company receive no additional compensation for serving on the Board or Board committees.

     Nonemployee directors participate in the 1990 Nonemployee Director Stock Option Plan (the "1990 Director Plan") and the 1996 Nonemployee Director Stock Option Plan (the "1996 Director Plan"). These Plans provide for the automatic grant on the date of the Annual Meeting of Shareholders of a nonqualified stock option to purchase 3,000 shares of Common Stock to each nonemployee director who is then elected or re-elected as a director by the shareholders. On April 11, 1997, Robert H. Little, Patricia Schaefer, and Gerard E. Veneman each received upon their re-election to the Board at the 1997 Annual Meeting an option to purchase 3,000 shares at an exercise price of $41.50 per share. Subsequent to these options granted at the 1997 Annual Meeting, no further shares are available for issuance under the 1990 Director Plan.

     The Company has a Consulting Directors' Plan (the "Plan"), for nonemployee directors who retire from Board service at age 70 or older. Under the Plan, a retiring director may enter into a consulting agreement with the Company under the terms of which the consulting director agrees to be available for consultation from time to time and is entitled to receive an annual fee for such services equal to the director's fee in effect at retirement, for the same number of years of service as director. During 1997, Mr. Kraus, Dr. N. A. Lamberti and Mr. William W. Keefer, who retired in 1985, 1988 and 1996, with 29, 19 and 28 years of service, respectively, participated in this Plan. Messrs. Kraus and Lamberti each received an annual fee of $15,000 in 1997. Mr. Keefer received an annual fee of $20,000 in 1997.

     The Board held five (5) regularly scheduled meetings during 1997 and no special meetings. Each director attended 75 percent or more of the aggregate meetings of the Board and Board committees of which he or she was a member except for Mr. Veneman.

     The committees of the Board are: the Audit Committee and the Personnel and Compensation Committee.

     AUDIT COMMITTEE. Members of the Audit Committee currently are Robert H. Little (Chairman), Patricia Schaefer and Juris Vikmanis. It is the responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding the Company's accounting methods and internal control procedures. Specific duties of the Audit Committee include: (i) the review of the scope of the annual audit by the Company's independent public accountants and the procedures to be employed and estimated compensation to be paid therefor, (ii) the review of the audit results and financial statements with the independent public accountants and the chief financial officer of the Company, (iii) the review of changes in accounting policies having a significant effect on the Company's reports, (iv) the preparation and presentation to the Board of a report summarizing recommendations with respect to retention or discharge of the independent public accountants, (v) the review of letters of recommendation from the independent public accountants and determining that management has adequately considered or implemented, or both, such recommendations, (vi) meeting periodically with the Company's financial staff to assure that the internal auditing staff is able to express its concerns, either directly to the Audit Committee or through the independent public accountants, and to review the scope of the internal accounting and auditing procedures, (vii) the review of the results and administration of the Company's defined benefit and defined contribution plans, (viii) the review of the Company's policies on improper payments and conflicts of interest, and (ix) the review of officer expense reimbursements. The Audit Committee held two (2) meetings in 1997.

     PERSONNEL AND COMPENSATION COMMITTEE. Members of the Personnel and Compensation Committee (the "Compensation Committee") currently are Donald J. Schneider (Chairman), Gerard E. Veneman, William H. Lawson, and Howard B. Witt. The Compensation Committee determines and approves the annual salary, bonus and other benefits of the chief executive officer and the other executive officers and directors of the Company; reviews and submits to the Board of Directors recommendations concerning stock plans; and periodically reviews the Company's policies in the area of management benefits. The Compensation Committee also oversees the Company's management development and organization structure. The Compensation Committee also initiates nominations of directors, submitting recommendations to the Board for approval. Nominations for the election of directors may also be made by any shareholder entitled to vote in the election of directors, provided that written notice of intent to make a nomination is given to the Secretary of the Company not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Such notice shall set forth: (i) information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) the consent of such nominee to serve as a director of the Corporation if so elected. The Personnel and Compensation Committee held two (2) meetings in 1997.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     William H. Lawson, the Chief Executive Officer of the Company, is a member of the Compensation Committee. Mr. Lawson does not participate in the determination of his compensation or benefits.

                        COMPENSATION COMMITTEE REPORT

     It is the philosophy of the Compensation Committee to maintain a compensation program to attract and retain executive officers who can successfully build the Company's long-term strategic capability. The Compensation Committee has retained a compensation consulting firm to provide information on compensation packages of firms of similar size and industries to aid in the design of its package for the Company's executive officers. The Committee encourages superior performance through the use of annual performance targets for the purpose of determining cash bonuses as well as stock incentive vehicles designed to closely align the executive's reward to that of the shareholders. The Chief Executive Officer is a member of the Committee. THE CHIEF EXECUTIVE OFFICER DOES NOT PARTICIPATE IN THE COMMITTEE'S DETERMINATION OF HIS COMPENSATION PACKAGE.

     For the Chief Executive Officer, the current compensation package includes a base salary, an annual incentive cash bonus and stock options. The Compensation Committee believes the combined value of base salary plus incentive cash bonus approximates the market value of compensation provided to similarly situated executives as reflected in published market surveys. The Compensation Committee believes, however, that a significant portion of executive officer compensation should be dependent upon corporate performance. Accordingly, base salaries have been established somewhat below market levels, while a greater than average annual incentive cash bonus may be achieved.

      The Compensation Committee has set a benchmark to determine the level, if any, of the annual incentive cash bonus to be paid. The benchmark used is pre-tax return on assets. Considering this ratio and other qualitative measures, a bonus percentage of base salary is determined. The Committee awarded the Chief Executive Officer an incentive cash bonus of 70 percent of base salary for 1997.

     As an additional incentive, the Committee makes grants and awards under the Company's shareholder-approved stock option and restricted stock plans as well as offering officers the opportunity to purchase shares under the shareholder-approved stock purchase plan. The purpose of these plans is to encourage elective stock ownership, offer long-term performance incentive and to more closely align the executive's compensation with the return received by the Company's shareholders. Using information, observations and recommendations on incentive compensation programs provided by an outside consultant, the Committee reviews annually the financial incentives to officers under prior grants and awards and determines whether additional grants or awards are appropriate. No stock option awards were granted to officers during 1997.

     The annual compensation of the other executive officers includes a base salary and an annual incentive cash bonus, determined similarly to that described above for the Chief Executive Officer.

     Section 162(m) of the Internal Revenue Code, which sets limitations on the deductibility of executive compensation, did not affect compensation paid to any executive officer in 1997 and is not expected to have an effect on compensation payable in 1998.


D. J. Schneider    G. E. Veneman
W. H. Lawson       H. B. Witt

                           STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on an investment in (1) the Company's Common Stock (including reinvestment of dividends), (2) the Standard & Poor's 500 Stock Index (including reinvestment of dividends) and (3) the NASDAQ Non-Financial Stock Index (including reinvestment of dividends) for the period December 31, 1992 through December 31, 1997. In each case, the graph assumes the investment of $100 on December 31, 1992.



$300
                                                                 282<F1>

                                                                 252<F3>
                                                                 221<F2>
$200                                               196<F1>
                                                   189<F3>
                                       155<F2>     188<F2>
             149<F1>      144<F1>      153<F3>
             115<F2>      112<F3>      141<F1>
$100         110<F3>      111<F2>




  $0
 1992         1993         1994         1995         1996         1997
                                    YEAR


<F1> FRANKLIN ELECTRIC
<F2> NASDAQ NON-FINANCIAL
<F3> S & P 500

                         SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for the years 1995 through 1997 for the Company's Chief Executive Officer and the Company's other executive officers who received compensation in excess of $100,000 during 1997.




                                ANNUAL COMPENSATION     LONG-TERM COMPENSATION AWARDS
                                -------------------     -----------------------------
                                          BONUS               SECURITIES
                                        (PERFORMANCE           UNDERLYING
NAME AND                                   BASED                OPTIONS                ALL OTHER
PRINCIPAL POSITION      YEAR      SALARY  INCENTIVE)         (# OF SHARES)            COMPENSATION<F1>
------------------      ----      ------  ---------           -----------             --------------
William H. Lawson,      1997    $414,000   $290,000                -                    $19,548
  Chairman of the       1996     383,000    203,000                -                     14,465
  Board and Chief       1995     383,000    100,000             100,000                  28,501
  Executive Officer

John B. Lindsay,        1997    $270,000   $189,000                -                    $15,229
  President             1996     239,500    148,000                -                      5,250
                        1995     208,000     85,000                -                      5,250


Jess B. Ford,<F2>       1997    $175,000   $122,500                -                     $5,600
  Vice President and    1996     160,000     99,000              15,000                   5,250
  Chief Financial
  Officer

William J. Foreman,<F3> 1997    $135,000    $94,500                -                     $5,744
  Vice President        1996     125,000     77,000                -                      5,250
                        1995     111,500     75,000                -                      5,250

Donald R. Hobbs,<F4>    1997    $135,000    $94,500                -                     $5,600
  Vice President,       1996     115,104     71,000              10,000                   5,250
  Submersible Motor
  Marketing

Kirk M. Nevins,<F3>     1997    $135,000    $94,500                -                     $5,600
  Vice President,       1996     125,000     77,000              10,000                   7,654
  Sales                 1995     117,000     50,000                -                      5,250


<F1>  All Other Compensation for 1997 reflects (i) Company matching contributions to defined contribution plans for each executive officer in the amount of $5,600; (ii) reimbursement of $386, $4,436, and $144, of taxes paid for Mr. Lawson, Mr. Lindsay and Mr. Foreman, respectively;
(iii) an anniversary bonus of $5,192 for Mr. Lindsay under the Company's policy to reward all employees who achieve twenty-five years of service with a payment equal to one week's base pay; and (iv) premiums incurred by the Company in the amount of $13,562 in connection with Mr. Lawson's executive split-dollar insurance arrangements that restore his benefits to the level in effect when he was first employed by the Company adjusted for benefit increases, if any, awarded to all covered employees.
<F2>  Mr. Ford was hired by the Company in October, 1995.
<F3>  Mr. Nevins and Mr. Foreman were elected executive officers of the
Company in July, 1995.
<F4>  Mr. Hobbs was elected executive officer of the Company in April, 1996.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                            YEAR-END OPTION VALUES

                                           Number of
                                           Securities           Value of
                                           Underlying          Unexercised
                                           Unexercised         In-the-Money
                   Shares                  Options at          Options at
                  Acquired                   Fiscal               Fiscal
                     on        Value        Year-End (#)        Year-End($)
                  Exercise    Realized(1)  Exercisable/        Exercisable/
Name                (#)         ($)       Unexercisable       Unexercisable(2)

William H. Lawson  24,669   $1,306,125   293,576/16,000   $13,028,761/$604,000

John B. Lindsay      -            -       40,000/10,000     1,510,000/ 377,500

Jess B. Ford         -            -       21,000/24,000       647,250/ 654,000

William J. Foreman  3,500      471,599    26,000/ 4,000     1,160,250/ 151,000

Donald R. Hobbs      -            -       20,000/10,000       902,750/ 253,500

Kirk M. Nevins      4,000      195,500    10,000/10,000       346,500/ 253,500



(1) Based on the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price.
(2) Based on the excess of the fair market value of the Common Stock of $64 1/4 on January 3, 1998 over the option exercise price.

                        COMPENSATION PURSUANT TO PLANS

                                   PENSIONS

     The Company has three pension plans in which executive officers participate: the Franklin Electric Co., Inc. Basic Retirement Plan, the Franklin Electric Co., Inc. Contributory Retirement Plan, and the Franklin Electric Co., Inc. Pension Restoration Plan (collectively referred to herein as the "Pension Plans").

     The following table illustrates the approximate combined monthly pension benefit payable upon retirement at age 65 under the Pension Plans, after integration with social security. In the table, Annual Compensation is based on the highest thirty-six consecutive months' compensation which includes salary and bonus.

           COMBINED ANNUAL PENSION AMOUNT, INCLUDING SOCIAL SECURITY

ANNUAL
COMPEN-                         YEARS OF SERVICE
SATION         10         15         20         25         30         35
--------------------------------------------------------------------------

$150,000   $ 52,500   $ 60,000   $ 67,500   $ 75,000   $ 85,500   $ 97,100
 200,000     70,000     80,000     90,000    100,000    106,500    121,600
 250,000     87,500    100,000    112,500    125,000    127,500    146,100
 300,000    105,000    120,000    135,000    150,000    150,000    170,600
 350,000    122,500    140,000    157,500    175,000    175,000    195,100
 400,000    140,000    160,000    180,000    200,000    200,000    219,600
 450,000    157,500    180,000    202,500    225,000    225,000    244,100
 500,000    175,000    200,000    225,000    250,000    250,000    268,600
 550,000    192,500    220,000    247,500    275,000    275,000    293,100
 600,000    210,000    240,000    270,000    300,000    300,000    317,600


     Estimated years of service for the named executive officers eligible to receive the foregoing pension amounts are as follows: Mr. Lawson, 12 years; Mr. Lindsay, 20 years; Mr. Ford, 2 years; Mr. Foreman, 28 years; Mr. Hobbs, 13 years; Mr. Nevins, 25 years.

                                 AGREEMENTS

     The Company has employment agreements with William H. Lawson, Chairman and Chief Executive Officer, and Jess B. Ford, Vice President and Chief Financial Officer (the "employees"). The agreements may be terminated by either the Company or the employees upon 90 days advance written notice.
Under the agreements, the Company, depending on the reason for termination of employment, may be required to pay the employees their annual compensation, including bonus, for a period of one year after termination and all stock options and stock appreciation rights held by the employees may become immediately exercisable. If termination is effected in connection with a change in control of the Company, the Company may be required to pay Mr. Lawson and Mr. Ford their annual compensation for up to three years and two years, respectively, from the date of termination or change in control, whichever is earlier, and to continue to provide them with certain benefits under the Company's benefit plans in which they were a participant at the time of their termination of employment.

     Mr. Lindsay owes the Company $352,000 as of January 31, 1998 for amounts borrowed in connection with a stock purchase under the Company's 1988 Executive Stock Purchase Plan. The borrowing is evidenced by a non-recourse promissory note bearing no interest, and the related shares are pledged to secure repayment. The maximum amount outstanding at any time during the last fiscal year was $452,000.


                       APPROVAL OF AN AMENDMENT TO THE
                  FRANKLIN ELECTRIC CO., INC. AMENDED 1988
                        EXECUTIVE STOCK PURCHASE PLAN

GENERAL

     The Franklin Electric Co., Inc. Amended 1988 Executive Stock Purchase Plan (the "Plan") provides key employees of the Company with an opportunity to purchase shares of common stock of the Company on favorable financing terms, as described below. The purpose of the Plan is to promote the interests of the Company and its shareholders by providing appropriate incentives to key employees which (i) further the identity of interest between such employees and the Company's shareholders and (ii) enable the Company to recruit and retain those persons with the ability to contribute significantly to the Company's success.

     The Plan was approved by the shareholders of the Company at the 1988 annual meeting of shareholders. At its meeting on February 13, 1998, the Board of Directors of the Company unanimously adopted, on the recommendation of the Personnel and Compensation Committee (the "Committee"), certain amendments to the Plan, including an amendment which would, subject to and effective upon receipt of shareholder approval, extend the term of the Plan for an additional ten (10) years to April 17, 2008 (the "Amendment"). If the proposed Amendment is approved by the shareholders of the Company, Section 19 of the Plan would be amended to read as follows:

          "19. Effective Date; Term of Plan. The Plan was adopted by the Board on February 19, 1988 and became effective in April 1988 upon approval by the shareholders of the Company at the 1988 annual meeting of shareholders. The Plan was amended by the Board on February 13, 1998, including an amendment with respect to the term of the Plan which became effective on April 17, 1998 upon approval by the shareholders of the Company at the 1998 annual meeting of shareholders. Shares may be sold under the Plan for a period ending on April 17, 2008, unless the Plan is sooner terminated as provided herein."

     If the Amendment is not approved by the shareholders of the Company, the Plan will terminate, and no further shares may be sold by the Company under the Plan. Except for the Amendment, no other changes are being proposed to the Plan.

     The following description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is set forth as Exhibit A to this Proxy Statement.

                          DESCRIPTION OF PLAN

     Allocated Shares. A total of 888,000 shares of common stock are available for purchase by eligible employees under the Plan. As of February 13, 1998, 375,200 shares of common stock had been purchased under the Plan, thus leaving 512,800 shares available for future purchase under the Plan. The shares available under the Plan may be authorized but unissued shares or shares acquired by the Company and held in its treasury. The number of shares available under the Plan is subject to adjustment for a merger, recapitalization, stock dividend, stock split, or other similar change affecting the number of outstanding shares of common stock of the Company. Shares that are purchased under the Plan and subsequently reacquired by the Company will be available for future purchases by employees under the Plan.

     Eligible Employees. All executive officers and certain other key employees of the Company are eligible to participate in the Plan. The Plan is administered by the Committee, which determines the employees eligible to participate in the Plan based upon the employee's position, responsibilities and potential contributions to the creation of increases in value of the Company, the value of such employees' services to the Company and other factors which it deems pertinent. Approximately 100 employees of the Company are currently eligible to receive awards under the Plan.

     Types of Awards. The only type of award available under the Plan is the Company's offer to sell shares to eligible employees. The Committee, in its capacity as administrator of the Plan, determines the number of shares to be offered to eligible employees and the date by which the offers must be accepted by the employee. The purchase price for the shares is the closing price of the Company's shares on the day prior to the day the employee accepts the Company's offer to sell the shares to the employee under the Plan.

     Acceptance and Financing. An employee must accept the offer by delivering written notice of acceptance to the Company within the time specified in the offer, or the offer is deemed withdrawn. At the time of acceptance, the employee must pay at least ten percent (10%) of the aggregate purchase price to the Company and enter into a written purchase agreement. Under the terms of the Plan, the Company will finance up to ninety percent (90%) of the aggregate purchase price of the shares offered for sale to an eligible employee. The employee will be required to execute a promissory note for the amount financed and the Company will be entitled to demand payment of that note at any time. No regular principal payments will be required under the note and the loan evidenced by the note will be an interest-free, non-recourse loan. An employee who finances the purchase of shares under the Plan will also be required to execute a pledge agreement. Pursuant to the terms of the pledge agreement, the shares purchased by the employee will be pledged as security for the repayment of the loan to the Company. An employee will have no personal liability to repay any loan under the Plan, and the Company's only remedy upon an employee's default in the payment of the note will be against the shares pledged. Except as authorized by the Committee in its capacity as administrator of the Plan, during the period that any amounts remain outstanding on a loan under the Plan, an employee will not be entitled to sell, transfer, or otherwise dispose of the shares and will be prevented from pledging the shares to any other party.

     Receipt of Shares, Voting and Dividend Rights. Upon execution of the purchase agreement, the promissory note and the pledge agreement and the payment of the aggregate purchase price not financed by the Company, a stock certificate for the pledged shares will be registered in the employee's name but will be held in custody by the Company for the benefit of the employee. The employee will receive all cash dividends payable with respect to the pledged shares during the term of the loan and will be entitled to vote the pledged shares.

     Amendment or Termination of the Plan. The Board of Directors may amend the Plan at any time. Shareholder approval, however, is required for any amendment that increases the total number of common shares that may be sold under the Plan, materially modifies the requirements as to eligibility for participation in the Plan, materially modifies the provisions relating to the purchase price or otherwise materially increases the benefits accruing to employees under the Plan or extends the term of the Plan. As described below, the purpose of the Amendment is to extend the term of the Plan.

     Plan Benefits. The number of shares, if any, which may be offered to eligible employees under the Plan in 1998 or thereafter is not now determinable since awards under the Plan are within the discretion of the Committee. No awards have been made under the Plan since 1995.

                  AMENDMENT EXTENDING THE TERM OF THE PLAN

     Unless the Amendment is approved by the shareholders of the Company, the Plan will terminate and no further shares will thereafter be sold under the Plan. The Amendment, if approved by shareholders, would extend the term of the Plan for an additional ten (10) years to April 17, 2008 and thereby permit the sale of additional shares to key employees of the Company during that period. The Board believes the Plan has served its purpose well and that the proposed extension of the term of the Plan to April 17, 2008 will continue to enhance the Company's ability to recruit and retain key employees by providing them with incentives to purchase shares of common stock on favorable financing terms.

                 FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The federal income tax consequences of the Plan depend, in part, upon whether the shares purchased by an eligible employee will be considered, under
Section 83 of the Internal Revenue Code of 1986 as amended (the "Code"), actually to have been transferred for federal income tax purposes at the time of purchase under the Plan. Internal Revenue Service regulations issued under
Section 83 indicate that a purchase of shares by an employee financed in substantial part by non-recourse debt, may be treated as either a transfer of property or the grant of an option. The factors to be taken into account include (i) the type of property involved, (ii) the extent to which the risk that the property will decline in value has been transferred, and (iii) the likelihood that the purchase price will, in fact, be paid. Because the Internal Revenue Service generally has declined to issue rulings on this question, and because the categorization is fact-driven, it cannot be said with certainty whether a particular purchase of shares pursuant to the Plan would be considered a property transfer or a grant of an option.

     If the purchase is treated as a transfer of the applicable shares at the time of the purchase, the employee would realize no income for federal income tax purposes with respect to the purchase because the purchase price is the fair market value of the shares. If the initial transaction were treated instead as the grant of an option, it appears that the employee would not realize any income for federal income tax purposes until such time as the employee bears the risk of a decline in value of the shares purchased and it becomes likely that the purchase price will be paid. This point generally would be reached when the employee is considered to have sufficient assets at risk -- in other words, when the employee has invested enough capital in the down payment and repayment of the debt to have surpassed a certain threshold. It is at this point that a transfer of property will be deemed to have occurred, and the employee will be subject to federal income tax, at ordinary income rates, on an amount equal to the excess of the then fair market value
of the shares over the original purchase price.    The Company generally would
be entitled to a federal income tax deduction in an identical amount at the time the employee recognizes income, provided that the Company complies with applicable withholding rules.

     Another area of tax uncertainty with respect to the Plan arises as a result of the interest-free loans made by the Company to the employees. Usually, when a demand loan is made by an employer to an employee, the employer is treated under Section 7872 of the Code as having received the foregone interest from the employee and having paid an identical amount in salary to the employee. The employer would thus be required to include the foregone interest in its income and would generally be entitled to deduct the foregone interest as compensation paid to the employee. The compensation deduction is not allowed, however, if, in the case of a publicly held company, the employee owns more than 0.5% of the voting shares of the company. The normal tax treatment of an employee receiving an interest-free demand loan follows from the treatment afforded the employer. Under Section 7872 of the Code, the employee is treated as having paid the foregone interest and as having received the foregone interest as additional compensation or a dividend from the employer. Depending on the circumstances, the employee might be entitled to a deduction for the foregone interest.

     The normal tax treatment of interest-free loans will not necessarily apply to the interest-free loans made pursuant to the Plan. Because, as described above, an employee's purchase of shares pursuant to the Plan might be treated as an option to purchase shares, rather than a true purchase, for federal income tax purposes, the non-recourse debt of the employee might not be considered a loan for federal income tax purposes. However, regulations issued under Section 7872 of the Code indicate that transactions such as those contemplated by the Plan will be characterized, for federal income tax purposes, according to their economic substance, rather than by the terms used to describe them. The Company believes that the economic substance of the non-recourse debt of an employee under the Plan will be respected as a loan for federal income tax purposes; accordingly, the Company has adopted the position for reporting purposes that the imputed interest rules described above will apply.

                          VOTE REQUIRED FOR APPROVAL

     Approval of the Amendment requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE FRANKLIN ELECTRIC CO., INC. AMENDED 1988 EXECUTIVE STOCK PURCHASE PLAN.

                    APPROVAL OF AMENDMENT TO THE RESTATED
                   CERTIFICATE OF INCORPORATION TO INCREASE
                THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

     At its meeting on February 13, 1998, the Board of Directors unanimously adopted, subject to shareholder approval, an amendment to the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") to increase the number of shares of common stock, par value $.10 per share, authorized for issuance from 10,000,000 to 25,000,000 shares. If the amendment is approved by shareholders, ARTICLE VI of the Restated Certificate of Incorporation would be amended to provide, in pertinent part, that the shares of authorized capital stock shall be divided into, among others, a class of "25,000,000 shares of Common Stock, par value $.10 per share."

     The Company currently is authorized to issue 10,000,000 shares of common stock. As of February 13, 1998, there were 5,865,960 shares of common stock issued and outstanding, and an additional 2,425,912 shares were reserved for issuance under the Company's benefit plans or upon exercise of options issued under such plans. As a result, as of February 13, 1998, a total of 1,708,128 authorized shares of common stock remained available for future issuance. Adoption of the proposed amendment would increase the number of authorized shares of common stock available for future issuance to 16,708,128 shares.

     The additional shares of common stock for which authorization is sought would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the currently outstanding shares of common stock. Holders of shares of common stock do not have preemptive rights to subscribe for and purchase any new or additional shares of common stock or securities convertible into shares of common stock.

     The purpose of increasing the number of authorized shares of common stock is to provide additional authorized shares of common stock which may be issued for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation, stock splits, stock dividends or other distributions, future financings, acquisitions and benefit plans. The increase in the number of shares of common stock authorized for issuance would enable the Company, as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of its shareholders. Under the provisions of the Indiana Business Corporation Law, a board of directors may issue authorized but unissued shares of common stock without shareholder approval. Upon adoption of the amendment, the Board of Directors would be authorized to issue additional shares of common stock at such time or times, to such persons and for such consideration as it may determine, except as may otherwise be required by law. Although the Company anticipates that it may issue shares of common stock for one or more of the foregoing purposes, the Company has no existing plans, understanding or agreements for the issuance of any additional shares of common stock (other than the shares under its benefit and stock option plans).

     Except as required by law or as a condition to continued inclusion in the NASDAQ National Market System, or listing on any stock exchange on which the shares of common stock may in the future be listed, it is unlikely that further authorization by vote of shareholders would be sought for any issuance of the shares of common stock. NASDAQ rules currently require shareholder approval as a condition of continued eligibility for designation as a National Market System security in several instances, including issuances of shares in acquisition transactions where the number of outstanding shares of common stock could increase by 20% or more.

     The decision of the Board of Directors to propose an amendment increasing the number of shares of common stock authorized for issuance did not result from any effort by any person to accumulate the Company's stock or effect a change in control of the Company. However, one result of an increase may be to help the Board discourage or render more difficult a change in control.
The additional shares could be used under certain circumstances to dilute the voting power of, create voting impediments for, or otherwise frustrate the efforts of, persons seeking to effect a takeover or gain control of the Company, whether or not the change of control is favored by a majority of unaffiliated shareholders. For example, such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. The issuance of any additional shares of common stock could also have the effect of diluting the equity of existing holders and the earnings per share of existing shares of stock.

     The Company's Restated Certificate of Incorporation and By-Laws contain certain provisions which may be viewed as having an antitakeover effect. The Restated Certificate of Incorporation and By-Laws classify the Board into three classes; provide that vacancies on the Board are to be filled by a majority vote of directors (except that shareholders may fill vacancies on the Board if a majority of the directors remaining in office are unable to agree on a person to fill a vacancy and, in that event, call a special meeting of shareholders for that purpose), and that directors so chosen shall hold office until the end of the full term of the class in which the vacancy occurred; and provide that directors may only be removed by a vote of the holders of not less than two-thirds of the outstanding voting shares at a meeting of shareholders. Under the Company's By-Laws, a shareholder who wishes to nominate a candidate for election to the Board of Directors or to introduce business to be considered at the annual meeting must give advance notice to the Company. If the election of directors is to take place at an annual meeting of shareholders, notice of a proposed nomination must be given no later than 90 days before the anniversary date of the prior annual meeting.
If the election is to be held at a special meeting of shareholders called for that purpose, notice of a proposed nomination must be given not later than the close of business on the seventh day following the earlier of the date on which notice of the special meeting was first given to shareholders or the date on which public disclosure of the special meeting was made. Notice of business to be brought before an annual meeting of shareholders must be given no later than 90 days before the anniversary date of the prior meeting. The By-Laws further provide that special meetings of shareholders may only be called by the Chairman, President or a majority of the Board of Directors. Amendment of the provisions of the Restated Certificate of Incorporation relating to the number and classes of directors as fixed by the By-Laws requires the vote of the holders of not less than two-thirds of the outstanding voting shares, whereas the By-Laws may be amended only by the Board of Directors of the Company. All of the foregoing provisions tend to make a change in control of the Board more difficult or time consuming.

     In addition, in February 1991, the Company adopted a Share Purchase Rights Plan ("Rights Plan") and issued, as a dividend, one Preference Stock Purchase Right (a "Right") for each outstanding share of common stock. Each share of common stock issued since the date of that dividend also includes one Right. Each Right, when exercisable, entitles the holder to buy one one-hundredth of a share of Series I Junior Participating Preference Stock, without par value, of the Company, at an exercise price of $50, subject to adjustment. The Rights become exercisable twenty (20) days after the date of a public announcement that a person or group (i) has acquired 20% or more of the voting power of the Company or (ii) has announced a tender or exchange offer, following which it would hold 30% or more of the Company's voting power. Upon the occurrence of certain specified events thereafter, each Right entitles the holder to acquire that number of shares of common stock of the Company (or shares of the acquirer under certain circumstances) having a market value of two times the exercise price of the Right. The Company may redeem the Rights at the price of $.01 per Right prior to the occurrence of an event that causes the Rights to be exercisable. The Rights will expire on February 28, 2001. The Rights Plan is designed to protect the value of the shareholders' investment in the Company, while preserving the possibility of a fair acquisition bid.

     The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to approve the amendment to the Restated Certificate of Incorporation.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 10,000,000 TO 25,000,000.


                       RATIFICATION OF THE APPOINTMENT
               OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

     The Board of Directors has appointed, subject to ratification by the shareholders, the firm of Deloitte & Touche LLP as independent auditors for the 1998 fiscal year. Although shareholder ratification is not legally required, the Board of Directors believes it advisable to submit its decision to the shareholders. Deloitte & Touche LLP has acted as auditor for the Company since 1988.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to questions relating to their examinations of the Company's financial statements.


                            SHAREHOLDER PROPOSALS

     November 6, 1998 is the date by which proposals of shareholders intended to be presented at the next annual meeting must be received by the Company to be considered for the inclusion in the Company's proxy statement for the 1999 Annual Meeting.


                               OTHER BUSINESS

     Management has no knowledge of any other matters to be presented for action by the shareholders at the 1998 Annual Meeting. The enclosed proxy gives discretionary authority to the persons designated as proxies therein to vote on any additional matters that should properly and lawfully be presented.

By order of the Board of Directors
Dated:  March 6, 1998

Dean W. Pfister, Secretary

                                                                 EXHIBIT A

                      FRANKLIN ELECTRIC CO., INC. AMENDED
                      1988 EXECUTIVE STOCK PURCHASE PLAN

[ADDITION TO BE EFFECTED BY THE PROPOSED AMENDMENT IS UNDERLINED, AND DELETION IS ENCLOSED IN BRACKETS.]

1.    PURPOSE.
      -------

      The purpose of the Executive Stock Purchase Plan ("Plan") is to promote the interests of Franklin Electric Co., Inc. ("Company") and its shareholders by providing an opportunity for key employees of the Company to purchase common shares of the Company, thereby assuming entrepreneurial risk, in a manner which will (a) provide an increased incentive for such key employees to exert their best efforts on behalf of the Company, (b) strengthen the ability of the Company to recruit and retain those persons possessing outstanding competence and the ability to contribute significantly to the Company's success and (c) further the identity of interest between such key employees with the Company and its shareholders in order to maximize value to shareholders.

2.    SHARES SUBJECT TO PLAN.
      ----------------------

      2.1. Aggregate Number of Shares. The aggregate number of common shares which may be sold from time to time under the Plan is 888,000 shares; provided, however, that any shares sold under the Plan and subsequently reacquired by the Company shall again be available for sale under the Plan.

      2.2. Adjustments. In the event that, as a result of a stock split, stock dividend, combination of shares or any other change in the common shares, or an exchange of the common shares for other securities, by reclassification, reorganization, redesignation, merger, consolidation, recapitalization, liquidation or otherwise, (a) the number of common shares is increased or decreased or (b) such common shares are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, the Board shall make appropriate adjustments to the number and type of common shares then remaining as to which purchase rights may be granted.

3.    ELIGIBILITY.
      -----------

      Each executive officer or other key employee of the Company shall be eligible to participate in the Plan. The Administrator of the Plan shall designate the employees eligible to participate in the Plan. In determining the employees eligible under the Plan and the number of shares to be offered to each employee, the Administrator shall consider such employee's position, responsibilities and potential contributions to the creation of increases in value of the Company, the value of such employee's services to the Company, and such other factors as the Committee deems pertinent.

4.    PURCHASE PRICE.
      --------------

      The purchase price per share shall be the closing price of a share on the day prior to the date the employee accepts the offer to sell shares pursuant to the plan.

5.    OFFER AND ACCEPTANCE.
      --------------------

      5.1. Offer. At least once each year during the term of this Plan the Administrator shall determine whether any shares will be offered to any eligible employees. Within five (5) days of the date of any such determination, the Administrator shall deliver written offers to sell shares to the employees selected to receive the offers. In the offer, the Administrator shall specify the number of shares to be offered to the eligible employee and the date by which the offer must be accepted.

      5.2. Acceptance of offer. An employee may accept an offer to sell shares by delivering a written acceptance to the President or Secretary of the Company. At the time of his acceptance, the employee shall also execute a Purchase Agreement, a Demand Note and a Pledge Agreement and shall deliver these documents along with his payment of ten percent (10%) of the aggregate purchase price of the shares to the President or Secretary of the Company.

      5.3. Time of Acceptance. Any offer to sell shares made pursuant to this Plan must be accepted within the time specified in the offer. If acceptance does not occur within the specified time, the offer shall be deemed withdrawn.

      5.4. Purchase Agreement. The Purchase Agreement to be executed by employees purchasing shares under the Plan shall incorporate the relevant terms and conditions of the Plan and such other terms and conditions not inconsistent with the Plan as the Administrator shall determine. The Administrator may impose terms and conditions in the Purchase Agreement which may differ from those contained in any other Purchase Agreement entered into with another employee or to the same employee at another time.

6.    PAYMENT OF PURCHASE PRICE.
      -------------------------

      If the Administrator conditions any offer to sell shares on the employee's acceptance of less than ninety percent (90%) financing, the employee shall be permitted to pay the portion of the purchase price remaining unpaid (after allowing for the ten percent (10%) payment and the amount to be financed) at any time within sixty (60) days of his acceptance of the offer.

7.    FINANCING.
      ---------

      7.1. Terms of the Loan. The Company shall make a nonrecourse loan to an employee for up to ninety percent (90%) of the purchase price of the shares purchased pursuant to the Plan. Such Loan shall be evidenced by a promissory note (Demand Note), which shall contain the relevant terms and conditions set forth in this Section 7 and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. Any such loan shall bear no interest and shall be payable on demand. An employee may pay all or any part of the loan balance at any time.

      7.2. Maximum Amount of Loan. The Administrator shall have the discretion to determine the maximum amount of loans to be made to any eligible employee under the plan.

      7.3. Security. The employee shall pledge the shares purchased to the Company as security for repayment of the loan and such pledge shall be evidenced by a Pledge Agreement, which shall contain the relevant terms and conditions set forth in this Section 7.3 and such other terms and conditions not inconsistent with the Plan as the Committee shall determine. The Pledge Agreement shall require the employee to pledge all non-cash dividends and distributions paid with respect to such shares and all non-cash property distributed with respect to such pledged non-cash dividends and distributions (less any portion of such non-cash dividends and distributions or non-cash property which is applied to pay any tax due thereon) to the Company as additional collateral for repayment of the Loan.

      The employee will have no personal liability to repay any loans under this Plan and the Company's only recourse with respect to such loans shall be against the pledged shares pursuant to the terms of the Pledge Agreement.

      7.4. Release of Shares. The Company shall not be required to release any shares from the pledge until the entire loan made in connection with the pledge of the purchased shares has been paid in full. The Administrator, however, shall have the discretion to allow for the employee's sale, exchange or other transfer of all or a portion of the pledged shares, provided appropriate arrangements are made for the repayment of the loan with the proceeds from such sale, exchange or other transfer or for the substitution of collateral of comparable value.

      7.5. Regulations. Every loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

      7.6. Foreclosure. If an employee fails to make any payment required under a loan when due, the Company may foreclose on the loan and otherwise enforce its rights under the Plan or any agreement entered into pursuant to the Plan.

8.    ISSUANCE OF SHARES.
      ------------------

      8.1. Stock Certificates. Upon execution of the Purchase Agreement, the note and the Pledge Agreement and receipt by the Company of the purchase price for the shares, the shares will be deemed to be fully paid and nonassessable common shares. Stock certificates representing the shares and any other property pledged which is shares of stock shall be registered in the employee's name, but shall be held in custody by the Company for his account.

      8.2. Legends. Certificates representing shares pursuant to the Plan shall bear such legends as the Company may deem appropriate.

      8.3. Securities and Other Laws. Certificates shall not be issued with respect to shares purchased under the Plan unless the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, all relevant state securities laws, the rules and regulations promulgated under any of the foregoing, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the purchase of shares under the Plan, the Company may require the person purchasing the shares to represent and warrant at the time of purchase that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

9.    RIGHTS AS A SHAREHOLDER.
      -----------------------

      Except as otherwise provided under the Plan or any agreement entered into pursuant to the Plan, an employee who purchases shares pursuant to the Plan shall have the same rights and privileges as any other shareholder holding the same class of shares, including without limitation, the right to vote such shares and to receive distributions and dividends on such shares or other shares.

10.   RIGHT OF REPURCHASE.
      -------------------

      As a condition to the purchase of shares under the Plan, the Company may require that it have the right to repurchase the shares upon such terms and conditions as determined by the Administrator.

11.   ALTERNATIVE EQUITY PLANS.
      ------------------------

Nothing in this Plan shall be construed to preclude the Company from maintaining stock option plans or other equity incentive plans in addition to this Plan.

12.   ADMINISTRATION.
      --------------

      The Plan shall be administered by a committee consisting of not less than three (3) members of the Board, as appointed by the Board of Directors.

      The Administrator shall have the authority to administer and interpret the Plan and take all actions incident thereto. The Administrator may from time to time make such decisions and adopt such rules and regulations for implementing the Plan as it deems appropriate. All the decisions and actions of the Administrator shall be final unless overturned by the Board of Directors.

13.   WITHHOLDING OF TAXES.
      --------------------

      The Company shall have the right to require an employee to pay to the Company the amount of any taxes that are required to be withheld with respect to any non-cash dividends or distributions paid on such employee's shares, and shall have the right to withhold the amount of any taxes that are required to be withheld from any cash dividends or any repurchase proceeds.

14.   EXPENSES.
      --------

      All expenses and costs in connection with the adoption and administration of the Plan shall be borne by the Company except to the extent recovered in accordance with the Pledge Agreement upon the foreclosure on the security for any loan.

15.   NO PRIOR RIGHT OR OFFER.
      -----------------------

      Except and until expressly granted, nothing in the Plan shall be deemed to give any director, officer or employee, or his legal representatives or assigns or any person or entity claiming under or through him, any contractual or other right to participate in the benefits of the Plan.

16.   AMENDMENT AND TERMINATION OF THE PLAN.
      -------------------------------------

      The Board of Directors may amend the Plan at any time, provided that shareholder approval shall be obtained for any amendment that (a) increases the total number of common shares that may be sold under the Plan, (b) materially modifies the requirements as to eligibility for participation in the Plan, (c) materially modifies the provisions relating to the purchase price or otherwise materially increases the benefits accruing to employees under the Plan, or (d) extends the term of the Plan. The Plan may also be discontinued or terminated by the Board, in whole or in part, at any time. Notwithstanding the foregoing, no amendment, discontinuance or termination of the Plan, without the consent of any persons affected thereby, shall alter or impair any rights or obligations created prior to such amendment discontinuance or termination.

17.   NO AGREEMENT TO EMPLOY.
      ----------------------

      Nothing in the Plan or any purchase agreement for shares shall confer upon any individual any right to continue in the employ of the Company for any specified period of time or interfere with the right of the Company or any Subsidiary or Parent or any of its subsidiaries to terminate such employment at any time.

18.   RIGHTS PERSONAL TO EMPLOYEE.
      ---------------------------

      Any rights provided to any employee under the Plan shall be personal to such employee, shall not be transferable (except by will or pursuant to the laws of descent or distribution) and shall be exercisable, during his lifetime, only by him.

19.   EFFECTIVE DATE: TERM OF PLAN.
      ----------------------------

      [The Plan was adopted by the Board on February 19, 1988 and shall become effective upon the approval of the shareholders. Shares may be sold under the Plan for a period of ten (10) years after the effective date, unless the Plan is sooner terminated as provided therein.]

      The Plan was adopted by the Board on February 19, 1988 and became
      -----------------------------------------------------------------
effective in April 1988 upon approval by the shareholders of the Company at
---------------------------------------------------------------------------
the 1988 annual meeting of shareholders.  The Plan was amended by the Board on
------------------------------------------------------------------------------
February 13, 1998, including an amendment with respect to the term of the Plan
------------------------------------------------------------------------------
which became effective on April 17, 1998 upon approval by the shareholders of
-----------------------------------------------------------------------------
the Company at the 1998 annual meeting of shareholders.  Shares may be sold
---------------------------------------------------------------------------
under the Plan for a period ending on April 17, 2008, unless the Plan is
------------------------------------------------------------------------
sooner terminated as provided herein.
-------------------------------------

20.   USE OF PROCEEDS.
      ---------------

      The proceeds from the sale of common shares hereunder shall be used for the general purposes of the Company.

                                 APPENDIX 1

FRANKLIN ELECTRIC PROXY

Franklin Electric Co., Inc.
400 East Spring Street
Bluffton, IN 46714

This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints William H. Lawson, John B. Lindsay and Jess B. Ford as Proxies, and each of them, with full power of substitution, with all power the undersigned would possess if personally present, and to vote all shares of common stock of Franklin Electric Co., Inc. held of record by the undersigned on February 27, 1998, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on April 17, 1998 or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS. Proposal to elect William H. Lawson and Donald J. Schneider as directors to serve until the 2001 Annual Meeting of Shareholders.
    FOR all nominees[ ]     WITHHOLD AUTHORITY to vote for all nominees[ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)
                 William H. Lawson         Donald J. Schneider

2. APPROVAL TO AMEND PLAN. Approval of Amendment to the Franklin Electric Co., Inc. Amended 1988 Executive Stock Purchase Plan.
              [ ]FOR     [ ]AGAINST     [ ]ABSTAIN

3. APPROVAL TO AMEND RESTATED CERTIFICATE OF INCORPORATION. Approval of amendment to the Restated Certificate of Incorporation to increase the number of shares of authorized common stock.
              [ ]FOR     [ ]AGAINST     [ ]ABSTAIN

4. APPOINTMENT OF INDEPENDENT AUDITORS. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the 1998 fiscal year.
              [ ]FOR     [ ]AGAINST     [ ]ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, and 4.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              DATED                                , 1998
                                   --------------------------------


                              -------------------------------------------
                                             Signature


                              -------------------------------------------
                                      Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.